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                                                                   Exhibit 23.1


[LETTERHEAD DELOITTE & TOUCHE LLP]
                                            -----------------------------------
                                            Two Prudential Plaza Avenue
                                            180 North Stetson Avenue
                                            Chicago, Illinois 60601-6779

                                            Telephone: (312) 946-3000
                                            Facsimile: (312) 946-2600




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of John Deere Capital Corporation on Form S-3 of our report dated
November 25, 1997, appearing in the Annual Report on Form 10-K of
John Deere Capital Corporation for the year ended October 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP


December 22, 1998